Exhibit 1.1

Delphi Corporation

Form of Underwriting Agreement

Standard Provisions (Trust Preferred Securities)

Dated November 14, 2003

     From time to time, Delphi Corporation (the “Company”), a Delaware corporation, together with one of its subsidiaries, Delphi Trust I, Delphi Trust II, Delphi Trust III, or Delphi Trust IV (the “Applicable Trust”), each a statutory trust organized under the Delaware Statutory Trust Act (the “Delaware Act”), may enter into one or more underwriting agreements substantially in the form of Schedule I hereto that provide for the sale of trust preferred securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

I.

     The Applicable Trust proposes to issue Preferred Securities under an amended and restated declaration of trust (the “Trust Agreement”), to be dated as of the initial Closing Date (as defined below), among the Company, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Applicable Trust. The Preferred Securities will be guaranteed by the Company with respect to distributions and amounts payable upon liquidation or redemption (the “Guarantee”), to the extent described in the Prospectus (as defined below), pursuant to a guarantee agreement (the “Guarantee Agreement”), to be dated as of the initial Closing Date, between the Company and Bank One Trust Company, N.A. as guarantee trustee (the “Guarantee Trustee”). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Applicable Trust to the Company of its common securities (the “Common Securities”) to be issued contemporaneously with the Preferred Securities under the Trust Agreement and will be used by the Applicable Trust to purchase a series of junior subordinated notes or debentures (the “Notes”) issued by the Company pursuant to the provisions of a Subordinated Indenture dated as of October 28, 2003 (as amended or supplemented to the date hereof, the “Indenture”), between the Company and Bank One Trust Company, N.A., as trustee (the “Indenture Trustee”), dated as of the initial Closing Date, between the Company and the Indenture Trustee. If the terms of the Trust Agreement so allow, the Preferred Securities and the Notes may be convertible into equity securities of the Company and such equity securities, if any, are hereafter referred to as “Conversion Shares.” The Preferred Securities, the Guarantee, the Notes, and to the extent provided for in the Prospectus, any Conversion Shares are collectively referred to herein as the “Securities.”

     The Company and the Applicable Trust have together filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration Statement Nos. 333-101478 and 333-101478-1) (“Registration Statement No. 333-101478”) and a registration statement on Form S-3 (Registration Nos. 333-108477, 333-108477-01, 333-108477-02, 333-108477-03, and 333-108477-04) (“Registration Statement No. 333-108477”) (which constitutes a post-effective amendment to Registration Statement No. 333-101478), including a prospectus relating to the Securities, under the Securities Act of 1933, as amended (the “Securities Act”). Promptly after execution and delivery of the Underwriting Agreement, the Company and the Applicable Trust will prepare and file a prospectus supplement specially relating to the Securities in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. The term “Registration Statement” means Registration Statement No. 333-101478 and Registration Statement No. 333-108477, at the time at which Registration Statement No. 333-108477 was declared effective, the information contained in the Prospectus (as defined below) and deemed by virtue of Rule 430A under the

Securities Act to be part of such Registration Statements at the time Registration Statement No. 333-108477 was declared effective and the exhibits and schedules thereto. The term “Basic Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the final prospectus supplement in the form first furnished to the underwriters for use in connection with the offering of the Preferred Securities. The term “Preliminary Prospectus” means a preliminary prospectus supplement together with the Basic Prospectus. If the Company and the Applicable Trust have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “Preliminary Prospectus” shall include in each case the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

II.

     To the extent provided for in the Prospectus, the Underwriting Agreement shall specify any option granted to the underwriters to purchase Option Securities for the sole purpose of covering over-allotments in the sale of the Preferred Securities and the terms and conditions pursuant to which the underwriters may exercise such option. Any such option to purchase Option Securities may be exercised only by written notice from the managing underwriter or underwriters of the offering of the Preferred Securities (the “Manager”) on behalf of the several underwriters to the Company and the Applicable Trust, given within a period of 30 calendar days after the date of the Underwriting Agreement, setting forth the aggregate number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by the Manager but in no event earlier than the initial Closing Date or, unless otherwise agreed to in writing among the Company, the Applicable Trust and the Manager on behalf of the several underwriters, no earlier than two or later than ten business days after the date of such notice.

III.

     The Company is advised by the Manager, on behalf of the several underwriters, that the underwriters propose to make a public offering of the Preferred Securities purchased by them pursuant to this Agreement as soon after this Agreement is entered into as in the Manager’s judgment is advisable.

IV.

     The Preferred Securities will be issued by or on behalf of the Applicable Trust in the form and at the time and place set forth in Schedule I to this Agreement, against payment by or on behalf of each underwriter in the amount and in the manner set forth in Schedule I hereto. The time and date of each such payment and delivery with respect to the Preferred Securities (including the Option Securities) is herein referred to as a “Closing Date.”

V.

     The several obligations of the underwriters hereunder to purchase Preferred Securities on any Closing Date are subject to the following conditions:

     a. The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission; except as contemplated in the Registration Statement and Prospectus, subsequent to the date of the Prospectus there shall have been no material adverse change or development involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries (including the Applicable Trust), taken as a whole (a “Material Adverse Effect”); the representations and warranties of the Company and the Applicable Trust set forth in Article VII hereof shall be true and correct on and as of each Closing Date with the same effect as if made on such Closing Date; and each of the Company and the Applicable Trust shall have performed all obligations and complied with all agreements required to be performed and complied with by them hereunder as of such Closing Date; and the Manager shall have received on such Closing Date a certificate of each of the Company and the Applicable Trust, dated such Closing Date and signed on behalf of the Company by the President or a Vice Chairman or Vice President and the chief financial or chief accounting officer of the Company and on behalf of the Applicable Trust by an administrative trustee of the Applicable Trust, to the foregoing effect. The officers or trustees making such certificate may each rely upon the best of his knowledge as to proceedings threatened.

     b. The Manager shall have received on each Closing Date an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Applicable Trust, to the effect that:

     i) The Applicable Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Act and has the statutory trust power and authority to conduct its business as described in the Prospectus, to execute and deliver, and perform its obligations under, the Trust Agreement, to perform its obligations under the Preferred Securities and to purchase and hold the notes;

     ii) Assuming due authorization, execution and delivery of the Trust Agreement by the Company, the Trust Agreement is a legal, valid and legally binding agreement of the Company, enforceable against the Company and such trustees in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium and other similar laws affecting the rights and remedies of creditors generally as from time to time in effect, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), or considerations of public policy or the effect of applicable law relating to fiduciary duties;

     iii) The execution and delivery of this Agreement by the Applicable Trust, and the performance by the Applicable Trust of its obligations hereunder, have been duly authorized by all requisite statutory trust action on the part of the Applicable Trust;

     iv) The Preferred Securities and the Common Securities have each been duly authorized for issuance by the Trust Agreement and, when issued, executed, authenticated, delivered and paid for in accordance with the Trust Agreement and this Agreement, will be duly and validly issued, fully paid and, subject to the terms of the Trust Agreement, non-assessable beneficial interests in the assets of the Applicable Trust;

     v) Under the Trust Agreement and the Delaware Act, holders of Preferred Securities, in such capacity, will be, subject to the terms of the Trust Agreement, entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

     vi) Under the Trust Agreement and the Delaware Act, the issuance of the Preferred Securities is not subject to preemptive rights; and

     vii) No consent, approval, authorization, order, registration or qualification of or with any Delaware court or Delaware governmental agency or Delaware body is required solely in connection with (A) the issuance and sale by the Trust of the Preferred Securities to the holders as contemplated by the Prospectus, and (B) the execution, delivery and performance by the Trust of this Agreement.

     c. The Manager shall have received on each Closing Date an opinion of Sean P. Corcoran, Assistant General Counsel of the Company, and an opinion of a law firm acting as legal counsel of the Company and the Applicable Trust in connection with the offering of the Securities, each dated such Closing Date, which such opinions taken together state to the effect that:

     i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to execute and deliver, and perform its obligations under this Agreement and the Indenture, the Trust Agreement, the Guarantee Agreement, and the Notes (together with the Indenture, the Trust Agreement and the Guarantee Agreement, the “Company Agreements”), is duly qualified to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not be reasonably likely to have a Material Adverse Effect.

     ii) Each Significant Subsidiary of the Company (as defined below) has been duly incorporated or organized, as the case may be, is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not be reasonably likely to have a Material Adverse Effect.

     iii) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; [the Conversion Shares have been duly authorized by the Company and validly reserved for issuance upon conversion of the Notes or Preferred Securities and, when duly issued by the Company, will be validly issued, fully paid and non-assessable].

     iv) All of the issued and outstanding shares of capital stock or limited liability company interests, as the case may be, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable in the case of a corporation, and are owned of record, directly or indirectly, by the Company, to the best knowledge of such counsel, free and clear of all liens, encumbrances, equities or claims, with only such exceptions as are disclosed in the Prospectus or are otherwise not material to the Company and its subsidiaries, taken as a whole.

     v) This Agreement has been duly authorized, executed and delivered by each of the Applicable Trust and the Company and the Trust Agreement has been duly authorized, executed and delivered by the Company;

     vi) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Indenture Trustee, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium and other similar laws affecting the rights and remedies of creditors generally as from time to time in effect, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     vii) The Notes have been duly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered against the payment therefore as described in the Prospectus, will be entitled to the benefits provided by the Indenture and will constitute valid and binding obligations of the Company enforceable in accordance with their terms subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium and other similar laws affecting the rights and remedies of creditors generally as from time to time in effect, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     viii) The Guarantee Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Guarantee Trustee, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium and other similar laws affecting the rights and remedies of creditors generally as from time to time in effect, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     ix) Each of the Indenture, the Guarantee Agreement and the Trust Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

     x) The execution and delivery by the Company of and the performance of its obligations under this Agreement and the Company Agreements, and the consummation of the transactions herein and therein contemplated do not and will not violate or conflict with (i) the Amended and Restated Certificate of Incorporation or By-laws of the Company, or (ii) any provision of applicable law, except that enforcement of rights to indemnity and contribution may be limited by Federal or state securities laws or principles of public policy, any agreement or instrument listed in Schedule I to the opinion of counsel delivered pursuant to this Article V(c) (except that such counsel need express no opinion in this paragraph as to the securities and Blue Sky Laws of various jurisdictions) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, any of its Significant Subsidiaries or the Applicable Trust, except in the case of clause (ii) for violations or conflicts that would not, singularly or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Applicable Trust to consummate the transactions herein and therein contemplated.

     xi) Other than as set forth or contemplated in the Prospectus, there are no governmental investigations, legal or governmental actions, suits or proceedings pending or, to the best of such counsel’s knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Applicable Trust to consummate the transactions herein and therein contemplated; to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any such pending or threatened action, suit or proceeding or of any statutes, regulations, contracts or other documents required to be filed as an exhibit to the Registration

Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

     xii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the Securities Act and the applicable rules and regulations of the Commission thereunder, which have been obtained, or as may be required under the insurance, securities or blue sky laws of the various jurisdictions, as to which such counsel need express no opinion) is necessary or required in connection with the execution and delivery by the Company and the Applicable Trust of, and performance of their respective obligations under, this Agreement or the Company Agreements or the consummation of the transactions contemplated hereby and thereby.

     xiii) The statements included in the Prospectus Supplement under the captions “Description of the Trust Preferred Securities,” “Description of the Notes,” “Description of the Guarantee” and “Relationship Among the Trust Preferred Securities, the Notes and the Guarantee,” “Certain ERISA Considerations” and the statements included in the Prospectus under the captions “Description of Trust Preferred Securities,” “Description of Debt Securities,” [“Description of Capital Stock”] and “Description of Guarantee” and in the Registration Statement under Item 15, insofar as such statements constitute summaries of legal matters or the documents referred to therein, fairly summarize the legal matters and documents referred to therein.

     xiv) The statements set forth in the Prospectus Supplement under the heading “United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of the tax matters referred to therein, fairly summarize such matters.

     xv) Neither the Company nor the Applicable Trust is or, after giving effect to the offering and sale of the Preferred Securities pursuant to this Agreement, will be an “investment company” or an entity “controlled” by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Such counsel shall also provide its advice that no facts came to such counsel’s attention which gave such counsel reason to believe that (a) the Registration Statement (except for the financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom and that part of the Registration Statement that constitutes the Statements of Eligibility on Forms T-1 (the “Forms T-1”), as to which such counsel need express no belief), at the later of the effective date of Registration Statement No. 333-108477 and time of filing of the Company’s most recent Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (except for the financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no belief), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel shall also opine that the Registration Statement (except for the financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom and that part of the Registration Statement that constitutes the Forms T-1, as to which such counsel need express no opinion), at the later of the effective date of Registration Statement No. 333-108477 and time of filing of the Company’s most recent Annual Report on Form 10-K, and the Prospectus (except for the financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) as of its date, appear on their face to have been appropriately responsive in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the rules and regulation of the Commission thereunder.

With respect to the opinion to be provided pursuant to the immediately preceding paragraph, such counsel may state that its opinion and belief are based on its participation in the preparation of the Registration Statement and Prospectus, and any amendments or supplements thereto, and discussion of the contents thereof, but are without independent check or verification, except as specified. In rendering such opinion, such counsel may (i) state that its opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and (ii) rely as to matters of fact upon the representations and warranties contained in this Agreement and the certificates of officers of the Company and its subsidiaries and of public officials.

     d. The Manager shall have received on each Closing Date an opinion of counsel for the underwriters, dated such closing Date, with respect to the validity of the Preferred Securities being delivered at such Closing Date, the Registration Statement, the Prospectus and other related matters as the Manager may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     e. The Manager shall have received letters, on the date of the Underwriting Agreement and each Closing Date, in form and substance reasonably satisfactory to the Manager, from Deloitte & Touche LLP, independent accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

     f. No downgrading shall have occurred in the rating accorded to any of the Company’s securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

     g. If so specified in the Prospectus, the Conversion Shares and the Trust Preferred Securities, if any, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     If any condition specified in this Article V shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any conditions to the purchase of Option Securities on a Closing Date which is after the initial Closing Date, the obligations of the several underwriters to purchase the relevant Option Securities may be terminated by the Manager by notice to the Company at any time at or prior to the relevant Closing Date, and such termination shall be without liability of any party to any other party, except as provided in the last sentence of Article VI(j) and Article X.

VI.

     In further consideration of the agreements of the underwriters contained in this Agreement, the Company and the Applicable Trust jointly and severally covenant as follows:

     a. To file the final prospectus supplement in a form approved by the underwriters pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of determination of the offering price of the Preferred Securities or, if applicable, such earlier time as may be required by Rule 424(b). As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

     b. To furnish the Manager and counsel for the underwriters, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request.

     c. From the date hereof and prior to the completion of the offering of the Preferred Securities, a reasonable time before amending or supplementing the Registration Statement or the Prospectus, to furnish the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects, unless counsel to the Company advises that such filing is required by law, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

     d. The Company and the Trust will comply in all material respects with the Securities Act and the Securities Act Regulations thereunder and the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”) so as to permit the completion of the distribution of the Preferred Securities as contemplated in this Agreement and for so long as the underwriters are required, in the reasonable opinion of counsel for the underwriters, to deliver the Prospectus. If, during such period as in the opinion of counsel for the underwriters, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and furnish, at the Company’s expense, to the underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with applicable law.

     e. To promptly advise the Manager of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and of the receipt by the Company or the Applicable Trust of any notification with respect to the suspension of the qualification of the securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     f. To endeavor to qualify the Preferred Securities for offer and sale under the securities or Blue Sky Laws of such jurisdictions as the Manager shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification, provided that neither the Company nor the Applicable Trust shall be required to qualify as a foreign entity or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the date hereof shall be at the underwriters’ sole expense.

     g. To make generally available to the Applicable Trust’s security holders as soon as practicable an earnings statement covering the twelve-month period beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

     h. To use the net proceeds from the sale of the Preferred Securities in the manner specified in the Prospectus under “Use of Proceeds.”

     i. To pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Applicable Trust’s counsels and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus and the Prospectus and amendments and supplements thereto as may be required in connection with the offering, purchase, sale, issuance or delivery of the Preferred Securities and the mailing and delivering of copies thereof to the underwriters and dealers; (ii) the cost of duplicating the any blue sky memorandum; (iii) all expenses in connection with the qualification of the Preferred Securities for offering and sale under state securities laws as provided in Section (f) hereof, including the reasonable fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky memorandum; (iv) all fees and expenses in connection with listing the Preferred Securities or the Conversion Shares on any national securities exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel to the underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. of the terms of the sale of the Preferred Securities; (vi) the cost of the preparation, issuance and delivery of the Preferred Securities to the underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon, the sale, issuance or delivery of the Preferred Securities to the underwriters; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other reasonable costs and expenses incident to the performance of the Company’s or the Applicable Trust’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and in Articles VIII and IX hereof, the underwriters will pay all of their own costs and expenses, including the cost of printing any agreement among the underwriters and this Agreement, fees of their counsel, stock transfer taxes on resale of any of the Preferred Securities by them, and any advertising expenses connected with any offers they may make. If this Agreement is terminated by the Manager pursuant to the provisions of the final paragraph of Article V, the Company shall reimburse the underwriters for reasonable out-of-pocket expenses actually incurred by such underwriters, including the reasonable fees and disbursement of counsel for the underwriters, including the reasonable fees and disbursements of counsel for the underwriters, it being understood that if such termination relates to the failure of the Company and/or the Applicable Trust to fulfill the conditions set forth in Article V hereof related to a Closing Date other than the initial Closing Date, such expenses shall be limited to reasonable out-of-pocket expenses incurred in connection with the underwriters’ exercise of their over-allotment option provided in article II hereof.

     j. [Non-convertible Preferred Securities only] [During the period beginning from the date of this Agreement and continuing to and including the latest of (i) the termination of trading restrictions for the Preferred Securities, as notified to the Company by the Manager and (ii) the latest Closing Date not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company, or securities similar to the Preferred Securities, which mature more than one year after the Closing Date without the prior written consent of the Manager.]

     k. [Convertible Preferred Securities only] [During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, or file a registration statement with the SEC under the Act relating to, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for, or that represent the right to receive, shares of Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock, any other securities, in cash or otherwise, without the Manager’s prior written consent; provided that the foregoing shall not apply to the Preferred Securities to be sold hereunder, the Conversion Shares, issuances of Common Stock as consideration in future acquisitions and issuances of Common Stock under existing employee benefit or compensation plans.]

VII.

     The Company and the Applicable Trust jointly and severally represent and warrant to each underwriter that:

     a. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or to their knowledge threatened by, the Commission.

     b. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and such documents do not and will not, as of the effective date of the Registration Statement and any amendment thereto, and as of the issue date and each Closing Date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (as to the Prospectus, in the light of the circumstances under which such statements were made) not misleading; provided, however, that this representation and warranty shall not apply to (i) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any underwriter furnished to the Company in writing by the Manager expressly for use therein and (ii) the Forms T-1.

     c. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable.

     d. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Company Agreements; and the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not be reasonably likely to have a Material Adverse Effect.

     e. The Applicable Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Act, is and will be treated as a “grantor trust” for federal income tax purposes under existing law, has the statutory trust power and authority to conduct its business as presently conducted and as described in the Prospectus, and to perform its obligations hereunder and under the Trust Agreement, and is not required to be authorized to do business in any other jurisdiction.

     f. Each Significant Subsidiary of the Company has been duly incorporated or organized, as the case may be, is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not be reasonably likely to have a Material Adverse Effect; all of the issued and outstanding shares of capital stock or limited liability company interests, as the case may be, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable in the case of a corporation and are owned of record, directly or indirectly, by the Company free and clear of all liens, encumbrances, equities or claims, with only such exceptions as are disclosed in the Prospectus or are otherwise not material to the Company and its subsidiaries, taken as a whole; Delphi Automotive Systems LLC, Delco Electronics Corporation and Delphi Automotive Systems (Holding), Inc. (collectively, the “Significant Subsidiaries”) are the only subsidiaries of the Company that are “significant subsidiaries” as such term is defined in Rule 1-02(w) of Regulation S-X.

     g. Since the respective dates of the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which would result in a Material Adverse Effect, and (c) except for regular quarterly dividends on the Company’s Common Stock, par value $0.01 per share in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     h. The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; [the Conversion Shares have been duly authorized by the Company and validly reserved for issuance upon conversion of the Notes or Preferred Securities and, when duly issued by the Company, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; and the issuance of such Conversion Shares will not be subject to preemptive or similar rights].

     i. This Agreement has been duly authorized, executed and delivered by the Company and the Applicable Trust.

     j. The Preferred Securities have been duly and validly authorized for issuance by the Trust Agreement and, when authenticated in the manner provided for in the Trust Agreement and issued and delivered against payment therefor as provided herein, will be duly and validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Applicable Trust, not subject to any preemptive or similar rights, and will conform to the description thereof contained in the Prospectus; holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     k. Each Company Agreement has been duly authorized by the Company and, as of the initial Closing Date, will have been duly executed and delivered by the Company. Assuming due authorization, execution and delivery of each Company Agreement by each party other than the Company (other than, with respect to the Trust Agreement, the administrative trustees named therein), each Company Agreement will, as of the initial Closing Date, be a valid and binding obligation of the Company, enforceable against the Company and such trustees in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), or, with respect to the Trust Agreement, considerations of public policy or the effect of applicable law relating to fiduciary duties.

     l. Each of the Indenture, the Guarantee Agreement and the Trust Agreement has been duly qualified under the Trust Indenture Act.

     m. The execution and delivery by the Company and the Applicable Trust of, and the performance by the Company and the Applicable Trust of their obligations under, this Agreement and each Company Agreement and the consummation of the transactions herein and therein contemplated do not and will not violate or conflict with or result in a default under (i) the Amended and Restated Certificate of Incorporation or By-laws of the Company or the Trust Agreement, (ii) any provision of applicable law, except that enforcement of rights to indemnity and contribution may be limited by Federal or state securities laws or principles of public policy, or (iii) any agreement or instrument listed in Schedule I to the opinion of counsel delivered pursuant to Article V(c) hereunder or any other material agreement or instrument binding upon the Company or any of its subsidiaries (including the Applicable Trust) or by which any of their respective property or assets may be bound or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (including the Applicable Trust), except in the case of clause (iii) for violations, conflicts or defaults that would not, singularly or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Applicable Trust to consummate the transactions herein and therein contemplated.

     n. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the Securities Act and the applicable rules and regulations of the Commission thereunder, which have been obtained, or as may be required under the insurance, securities or blue sky laws of the various jurisdictions is necessary or required in connection with the execution and delivery by the Company and the Applicable Trust of, and performance of their obligations under, this Agreement or the Company Agreements or the consummation of the transactions contemplated hereby and thereby.

     o. Other than as set forth or contemplated in the Prospectus, there are no governmental investigations, legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     p. The statements included in the Prospectus Supplement under the captions “Description of the Trust Preferred Securities,” “Description of the Notes,” “Description of the Guarantee” and “Relationship Among the Trust Preferred Securities, the Notes and the Guarantee” and the statements included in the Prospectus under the captions “Description of Trust Preferred Securities,” “Description of Debt Securities,” [“Description of Capital Stock,”] “Description of Trust Preferred Securities” and “Description of Guarantee” and in the Registration Statement under Item 15, insofar as such statements constitute summaries of legal matters or the documents referred to therein, and the statements set forth in the Prospectus Supplement under the heading “United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of the tax matters referred to therein, are accurate in all material respects and fairly summarize the matters and documents referred to therein.

     q. Neither the Company nor the Applicable Trust is or, after giving effect to the offering and sale of the Preferred Securities pursuant to this Agreement, will be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

     r. The Common Securities have been duly authorized for issuance by the Trust Agreement and, when issued and delivered by the Applicable Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Applicable Trust and will conform in all material respects to the description thereof in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; holders thereof will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Corporation Law of the State of Delaware; and at the Closing Date, all of the issued and outstanding Common Securities of the Applicable Trust will be directly owned by the Company free and clear of free and clear of all liens, encumbrances, equities or claims.

     s. The Company hereby affirms as true and correct in all material respects the certifications made by it in its most recent quarterly or annual report filed with the Commission pursuant to Sections 302 and 906 of The Sarbanes-Oxley Act of 2002.

     t. The Company has provided the underwriters true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company’ and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

     u. The Company and the Applicable Trust have not distributed and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Securities, they will not distribute any offering materials in connection with the offering and sale of the Securities other than the Registration Statement, the preliminary prospectus, the Prospectus or other materials, if any, permitted by the Securities Act.

VIII.

     The Company and Applicable Trust jointly and severally agree to indemnify and hold harmless each underwriter and each person, if any, who controls such underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or Applicable Trust by or on behalf of any underwriter expressly for use therein, and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities promptly after receipt of adequate documentation relating thereto, provided that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Preferred Securities, or any person controlling such underwriter, if a copy of the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of such underwriter to such person at or prior to the written confirmation of the sale of the Preferred Securities to such person, if the Company or Applicable Trust shall have furnished any amendments or supplements thereto to such underwriter and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     Each underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Applicable Trust, each of their respective directors, officers and trustees who sign the Registration Statement and any person controlling either of them within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Applicable Trust to each underwriter, but only with reference to information relating to such underwriter furnished in writing by or on behalf of such underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any Preliminary Prospectus, and agrees to reimburse the Company and the Applicable Trust for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. Failure to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such proceeding and employ counsel reasonably satisfactory to the indemnified person in such proceeding or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement, compromise or consent of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled, compromised or consented to with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent (which consent shall not be unreasonably withheld) of the indemnified party, effect any settlement or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such proceeding, litigation, investigation or claim.

     If the indemnification provided for in the first or second paragraph of this Article VIII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Applicable Trust on the one hand and the underwriters on the other hand from the offering of the Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Applicable Trust on the one hand and of the underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Applicable Trust on the one hand and the underwriters on the other hand in connection with the offering of the Preferred Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Preferred Securities (before deducting expenses) received by the Company and the Applicable Trust and the total underwriting discounts, commissions or other fees received by the underwriters in connection with the offering of such Preferred Securities bear to the aggregate public offering price of the Preferred Securities. The relative fault of the Company on the one hand and of the underwriters on the other shall be determined (i) by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) with respect to any underwriter, by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to any Preliminary Prospectus result from the fact that such underwriter sold Preferred Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented if the Company or the Applicable Trust previously furnished copies thereof to such underwriter and the loss, claim, damage or liability of such underwriter results from an untrue statement or alleged untrue statement, or the omission or alleged omission of a material fact contained in the Preliminary Prospectus and corrected in the Prospectus or the Prospectus as then amended or supplemented.

     The Company, the Applicable Trust and the underwriters agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, claim, litigation, investigation or proceeding by any governmental agency or body. Notwithstanding the provisions of this Article VIII, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten and distributed to the public by such underwriter were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The underwriters’ respective obligations to contribute pursuant to this Article VIII are several, in proportion to the respective principal amounts of Preferred Securities purchased by each of such underwriters, and not joint. The remedies provided for in this Article VIII are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

     For the purposes of contribution under this Article VIII, each person, if any, who controls an underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such underwriter, and each director of the Company or the Applicable Trust and each director, officer and trustee who signed the Registration Statement and each person who controls any of them within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Applicable Trust.

     The indemnity and contribution provisions contained in this Article VIII and the representations and warranties of the Company and the Applicable Trust contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by any underwriter or on behalf of any underwriter or any person controlling any underwriter or by or on behalf of the Company, the Applicable Trust or any of their respective directors, officers, or trustees or any person controlling either of them and (ii) delivery and payment for any of the Preferred Securities.

IX.

     This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if (a) after (x) the execution and delivery of this Agreement and prior to the initial Closing Date or (y) the Manager has provided written notice of the exercise of the overallotment option pursuant to Article II and prior to the Closing Date for such Option Securities (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity and (b) in the case of any of the events specified in clauses (i) through (iv), such event, singly or together with any other such event, makes it, in the Manager’s reasonable judgment, impracticable to market the Securities or Option Securities on the terms and in the manner contemplated in the Prospectus.

     If this Agreement is terminated pursuant to this Article, such termination shall be without liability of any party to any other party and provided further that Article VIII shall survive such termination and remain in full force and effect.

X.

     If as of any Closing Date, any one or more of the underwriters shall fail or refuse to purchase the Preferred Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the Preferred Securities that such defaulting underwriter or underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Preferred Securities to be purchased on such date, the Manager shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting underwriters, or any other underwriters, to purchase all, but not les than all, of the Preferred Securities that the defaulting underwriters did not purchase in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Manager shall not have completed such arrangements within such 24-hour period, then the other underwriters shall be obligated severally in the proportions that the principal amount of the Preferred Securities set forth opposite their names in this Agreement bears to the aggregate principal amount of the Preferred Securities set forth opposite the names of all such non-defaulting underwriters, or in such other proportions as the Manager may specify, to purchase the Preferred Securities that such defaulting underwriter or underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of the Preferred Securities that any underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Article X by an amount in excess of one-tenth of such amount without the written consent of such underwriter. If on the Closing Date, any underwriter or underwriters shall fail or refuse to purchase Preferred Securities and the aggregate principal amount of the Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Preferred Securities to be purchased, and arrangements satisfactory to the Manager, on behalf of the underwriters, and the Company for the purchase of such Preferred Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting underwriter, the Company or the Applicable Trust. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order to affect arrangements and the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents. The term “underwriter” as used in this agreement shall include any person substituted under this Article with like effect as if such person had originally been a party to this Agreement. Any action taken under this paragraph shall not relieve any defaulting underwriter from liability in respect of any default of such underwriter under this Agreement.

     This Agreement shall be binding upon, and inure solely to the benefit of, the underwriters, the Applicable Trust, the Company and, to the extent provided in Article VIII hereof, the officers, directors and trustees of the Applicable Trust and the Company and any person who controls the Applicable Trust, the Company or any underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Preferred Securities from any underwriter shall be deemed a successor or assign merely by reason of such purchase.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

DELPHI CORPORATION

By: /s/ John G. Blahnik

Name: John G. Blahnik
Title: Vice President and Treasurer

DELPHI TRUST II

By: /s/ John G. Blahnik

Name: John G. Blahnik
Title: Vice President and Treasurer

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: /s/ Howard Endelman

Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By: /s/ William E. Kohr

Authorized Signatory

SCHEDULE I

Underwriting Agreement

November 14, 2003

Delphi Corporation
5725 Delphi Drive
Troy, MI 48098

Delphi Trust II
c/o Delphi Corporation
5725 Delphi Drive
Troy, MI 48098

Ladies and Gentlemen:

The underwriters listed below (the “underwriters”) understand that Delphi Trust II (the “Applicable Trust”), a statutory trust organized under the Delaware Statutory Trust Act (the “Delaware Act”) and a subsidiary of Delphi Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters 150,000 adjustable rate trust preferred securities (five year initial fixed rate period) (liquidation amount $1000 per trust preferred security (the “Preferred Securities”) of the Applicable Trust (the “Underwritten Securities”). Distributions on the trust preferred securities will accumulate from the date of issuance at an annual rate of 6.197% of the liquidation amount per trust preferred security through November 15, 2008. Thereafter, distributions on the trust preferred securities will be payable at a floating rate reset quarterly equal to 3.00% per annum plus an adjustable rate. The adjustable rate will be the greatest of (a) the 3-month LIBOR Rate, (b) the 10-year Treasury CMT and (c) the 30-year Treasury CMT. Terms used but not defined herein shall have the meanings set forth in the Prospectus Supplement dated November 14, 2003, relating to the offering of the Underwritten Securities.

The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Applicable Trust of its Common Securities to the Company and will be used by the Applicable Trust to purchase $154,640,000 of aggregate principal amount of the adjustable rate junior subordinated notes due 2033 (the “Notes”) issued by the Company.

Subject to the terms and conditions set forth herein, the Applicable Trust hereby agrees to sell to the underwriters and the underwriters agree to purchase, severally and not jointly, the amount of such Preferred Securities set forth below opposite their respective names at a purchase price of $1,000 per Preferred Security. In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Notes, the Company agrees to pay as compensation for the underwriters’ arranging for the investment therein of such proceeds an amount in immediately available funds of $10.00 per Preferred Security purchased hereunder.

The term “Manager” for purposes of this Agreement, means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

The Preferred Securities to be purchased by each underwriter hereunder will be issued by or on behalf of the Applicable Trust in the form of one or more global securities, which will be deposited with, or in accordance with the instructions of The Depository Trust Company, New York, New York (“DTC”) and registered in the name of DTC’s nominee, against payment by or on behalf of such underwriter of the purchase price therefore by wire or interbank transfer to an account specified by the Applicable Trust in immediately available funds. The time and date of such deposit and payment shall be, 10:00 a.m., New York City time, on November 21, 2003, or such other time and date as the Manager, the Company and the Applicable Trust may agree upon in writing.

Number of Trust
Name of Underwriter	Preferred Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	52,500
Citigroup Global Markets Inc.	52,500
J.P. Morgan Securities Inc.	7,500
Credit Suisse First Boston LLC	7,500
Morgan Stanley & Co. Incorporated	7,500
UBS Securities LLC	7,500
Barclays Capital Inc.	1,500
Banc of America Securities LLC	1,500
BNP Paribas Securities Corp.	1,500
Comerica Securities, Inc.	1,500
Deutsche Bank Securities Inc.	1,500
HSBC Securities (USA) Inc.	1,500
McDonald Investments Inc., a KeyCorp Company	1,500
The Royal Bank of Scotland plc	1,500
SG Cowen Securities Corporation	1,500
Williams Capital Group, L.P.	1,500
Total	150,000

The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to this Agreement, including the cross receipt for the Preferred Securities and any additional documents requested by the underwriters pursuant hereto, will be delivered at the offices of Cleary, Gottlieb Steen & Hamilton, Washington, D.C., at 9:00 a.m., New York City time, on the Closing Date.

All statements, requests or notices hereunder shall be in writing, and if to the underwriters shall be delivered or sent by mail or facsimile transmission to the Manager care of Citigroup Global Markets Inc. at 388 Greenwich, New York, New York 10013, attention of Darren Sankbeil, 34th Floor; notices to the Company or the Applicable Trust shall be directed to it at 5725 Delphi Drive, Troy, Michigan 48098, attention of Treasurer.

Any such statements, requests or notices shall take effect at the time of receipt thereof.

All the provisions contained in the document entitled “Delphi Corporation Form of Underwriting Agreement Standard Provisions (Trust Preferred Securities),” dated the date hereof, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein except with respect to the following modifications and additions:

     (i) The opinion delivered by Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Applicable Trust pursuant to Article V(b)(iii), shall be delivered in the following form: the execution and delivery of this Agreement by the Applicable Trust, and the performance by the Applicable Trust of its obligations hereunder, have been duly authorized by all requisite statutory trust action on the part of the Applicable Trust. Assuming that the Company, acting for and on behalf of the Applicable Trust, duly executed this Agreement and caused the Applicable Trust to voluntarily and unconditionally transfer possession of an executed counterpart of this Agreement to each of the other parties thereto with the intent of bringing this Agreement into effect, this Agreement has been duly executed and delivered by the Applicable Trust.

     (ii) The opinion delivered by Sean P. Corcoran, Assistant General Counsel of the Company pursuant to Article V(c)(v) or the law firm acting as legal counsel of the Company and the Applicable Trust in connection with the offering of the Securities, shall be delivered in the following form: this Agreement has been duly authorized, executed and delivered by the Company. Assuming this Agreement has been duly authorized by the Applicable Trust, insofar

2

as the law of the State of New York governs execution and delivery thereof, this Agreement has been duly executed and delivered by the Applicable Trust.

     (iii) An additional opinion of the law firm acting as legal counsel of the Company and the Applicable Trust in connection with the offering of the Securities shall be delivered in the following form: the Trust Agreement has been duly authorized by the Company and, insofar as the law of the State of New York and the General Corporation Law of the State of Delaware govern execution and delivery thereof, has been duly executed and delivered by the Company.

     (iv) The opinion delivered by Sean P. Corcoran, Assistant General Counsel of the Company pursuant to Article V(c)(xiii) or the opinion of the law firm acting as legal counsel of the Company and the Applicable Trust in connection with the offering of the Securities, shall be delivered in the following form: the statements included in the Prospectus Supplement under the captions “Description of the Trust Preferred Securities,” “Description of the Notes,” “Description of the Guarantee” and “Relationship Among the Trust Preferred Securities, the Notes and the Guarantee,” “Certain ERISA Considerations” and the statements included in the Prospectus under the captions “Description of Trust Preferred Securities,” “Description of Debt Securities” and “Description of Guarantee” and in the Registration Statement under Item 15, insofar as such statements constitute summaries of legal matters or the documents referred to therein, fairly summarize the legal matters and documents referred to therein.

     (v) The opinion delivered by Sean P. Corcoran, Assistant General Counsel of the Company pursuant to Article V(c)(xv) and the opinion of the law firm acting as legal counsel of the Company and the Applicable Trust in connection with the offering of the Securities, shall be delivered in the following form: (a) such counsel shall provide its advice that no facts came to such counsel’s attention which gave such counsel reason to believe that the Registration Statement (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and that part of the Registration Statement that constitutes the Statements of Eligibility on Forms T-1 (the “Forms T-1”), as to which such counsel need express no belief), at the later of the effective date of Registration Statement No. 333-108477 and time of filing of the Company’s most recent Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) the Prospectus, (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no belief), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel shall also opine that the Registration Statement (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and that part of the Registration Statement that constitutes the Forms T-1, as to which such counsel need express no opinion), at the later of the effective date of Registration Statement No. 333-108477 and time of filing of the Company’s most recent Annual Report on Form 10-K, and the Prospectus (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) as of its date, appear on their face to have been appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

     (vi) In addition to the representations of the Company and the Applicable Trust set forth in Article VII, the Company and the Applicable Trust jointly and severally represent and warrant to each underwriter that:

     (a) to the best of the knowledge and belief of the Company, the accountants who certified the financial statements included in the Registration Statement are independent public accountants of the Company and its subsidiaries as required by the Securities Act and the Securities Act Regulations;

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     (b) the consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, subject in the case of interim financial statements to normal recurring year-end adjustments and the absence of notes. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; and

     (c) neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject except for such defaults that would not result in a Material Adverse Effect.

This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

DELPHI CORPORATION

By: /s/ John Blahnik

Name: John Blahnik
Title: Vice President and Treasurer

DELPHI TRUST II

By: Delphi Corporation, sponsor

By: /s/ John Blahnik

Name: John Blahnik
Title: Vice President and Treasurer

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED
CITIGROUP GLOBAL MARKETS INC.

Acting on behalf of themselves
and the several underwriters.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

By: /s/ Howard Endelman

Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By: /s/ William E. Kohr

Authorized Signatory

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